Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated August 6, 2020, relating to the balance sheet of PMV Consumer Acquisition Corp. as of March 20, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 18, 2020 (date of inception) through March 20, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 6, 2020